UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 26, 2009
Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	0-5519 and 001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 920-491-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2009, the Board of Associated Banc-Corp (the “Company”) announced that it has retained a national executive search firm for a search for a CEO. The Board expects to hire a new CEO before year end 2009. Paul S. Beideman will retire as Chairman, director and CEO upon the hiring of his successor and will remain at Associated until February 1, 2010 to facilitate the CEO transition.
The Company is not aware of any disagreement between Mr. Beideman and the Company on any matter relating to the Company’s operations, policies or practices.
A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Associated Banc-Corp dated August 26, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
August 26, 2009	By:	/s/ Brian R. Bodager
		Name:	Brian R. Bodager
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release by Associated Banc-Corp dated August 26, 2009.